FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Establishes
Service Partner in Middle East

VERNAL, UT, October 16, 2018 - Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or “Company”), a designer and manufacturer of drilling tool technologies, announced today that it has entered into a service agreement with Smith International Gulf Services, LLC (“SIGS”) to support the deployment of its flagship wellbore conditioning tool, the Drill-N-Ream® (“DnR”), in the Middle East. A unique drilling technology, the DnR enables more efficient, cost effective drilling and, by concurrently conditioning the wellbore, it also simplifies getting casing to bottom.

Troy Meier, Chairman and Chief Executive Officer, commented, “This agreement represents a vital step in the establishment of our Middle East business. As we approach the end of our one year market development research effort and look ahead to gaining market share in the region, local repair and servicing capability is a necessity. SIGS has a great reputation and this agreement enables us to rapidly deploy field service facilities throughout the region by leveraging their extensive regional experience and infrastructure. Importantly, we are impressed with their expertise and are confident they will uphold our high quality standards. This is a key agreement for us as we are very excited about the potential in the Middle East market.”

Under this agreement, SIGS will provide warehouse space, workshop facilities and personnel, and tool damage evaluation and repair in accordance with SDP’s quality standards. Logistical services also include import/export management, tool storage and dispatch to end users. Initially, services will be provided in Dubai, UAE with expansion options into Saudi Arabia and Kuwait. SDP will provide SIGS with the knowledge and training necessary to service and refurbish DnR tools to SDP’s standards. The agreement has an initial one-year term and will automatically renew until terminated by either party. Specific pricing for the various services to be rendered is currently being reviewed.

Established in 1974, SIGS is a prominent oilfield products and services provider in the Middle East and Asia. SIGS has earned a reputation for providing quality high precision work that includes drilling tool repair among a wide array of offered services. SIGS has Machine Shop Service centers in Dubai, Kuwait and Saudi Arabia.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented StriderTM oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

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Superior Drilling Products, Inc. Establishes Service Partner in Middle East

October 16, 2018

Additional information about the Company can be found at: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company’s financial position, market success with specialized tools, effectiveness of its sales efforts, success at developing future tools, and the Company’s effectiveness at executing its business strategy and plans, to include expansion into the Middle East. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the status of the oil & gas industry, geopolitical events, the environmental effort to reduce the use of carbon based energy, our business strategy and prospects for growth; our cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein.

For more information, contact investor relations:
Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

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